CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Cyclodextrin Technologies Development, Inc.


We hereby consent to the incorporation by reference on the Registration Statement on Form S-8 of our report dated February 5, 1996, included in the Form 10KSB of Cyclodextrin Technologies Development, Inc. for the year ended December 31, 1995.


							/s/ James Moore & Co., L.P.
							James Moore & Co., L.P.

Gainesville, Florida
May 9, 1997